UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 25, 2006

SCOTIA PACIFIC COMPANY LLC

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

333-63825

(Commission File Number)

68-0414690

(I.R.S. Employer Identification Number)

P.O. Box 712 125 Main Street, 2nd Floor Scotia, California (Address of Principal Executive Offices)	95565 (Zip Code)

Registrants's telephone number, including area code: (707) 764-2330

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On July 25, 2006, Registrant's parent company, The Pacific Lumber Company ("Palco"), issued a press release announcing Palco's appointment of Mr. George A. O'Brien as its new president and chief executive officer. Mr. O'Brien will also be appointed by the Registrant as its new president and chief executive officer and a member of its board of managers. A copy of the press release is attached to and incorporated by reference into this Current Report on Form 8-K as Exhibit 99.1.

This Current Report on Form 8-K, including Exhibit 99.1 incorporated herein, contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, statements regarding Registrant's business strategy, plans and objectives. Although Registrant believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in periodic reports of Registrant that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Other than as required under the securities laws, Registrant does not assume a duty to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

c) Exhibits

Exhibit

Number	Description

99.1	Press Release, dated July 25, 2006 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 26, 2006	SCOTIA PACIFIC COMPANY LLC

By:      /s/ M. Emily Madison

Name:	M. Emily Madison
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press Release, dated July 25, 2006 (furnished herewith).